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                                                                      EXHIBIT 12

BANC ONE CORPORATION and Subsidiaries
STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (2) $(thousands)

                                                           Nine Months Ended
                                                             September 30,
                                                      --------------------------
                                                         1994           1993
                                                      -----------    -----------
Calculation excluding interest on deposits:
  Earnings:
    Income before income taxes and change in
    accounting principle and equity in earnings of
    of Bank One, Texas, NA (1)                        $ 1,431,980    $ 1,319,466
    Fixed charges                                         452,190        251,653
    Less:  Capitalized interest                              (740)          (456)
                                                      -----------    -----------
                                                      $ 1,883,430    $ 1,570,663
                                                      -----------    -----------
  Fixed charges:
    Interest expense, including interest factor
      of capitalized leases and amortization of
      deferred debt expense                           $   411,903    $   215,098
    Portion of rental payments under operating
      leases deemed to be interest                         40,287         36,555
                                                      -----------    -----------
    Fixed charges                                     $   452,190    $   251,653
                                                      -----------    -----------

Ratio of earnings to fixed charges excluding
    interest on deposits                                     4.17 x         6.24 x

Calculation including interest on deposits:
  Earnings:
    Income before income taxes and change in
    accounting principle and equity in earnings of
    of Bank One, Texas, NA (1)                        $ 1,431,980    $ 1,319,466
    Fixed charges                                       1,637,070      1,377,837
    Less:  Capitalized interest                              (740)          (456)
                                                      -----------    -----------
                                                      $ 3,068,310    $ 2,696,847
                                                      -----------    -----------

Fixed charges:
  As detailed above                                   $   452,190    $   251,653
  Interest on deposits                                  1,184,880      1,126,184
                                                      -----------    -----------
  Fixed charges                                       $ 1,637,070    $ 1,377,837
                                                      -----------    -----------

Ratio of earnings to fixed charges including
  interest on deposits                                       1.87 x         1.96 x
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
                                                                              Years Ended December 31,
                                                      ---------------------------------------------------------------------
                                                          1993           1992           1991          1990          1989
                                                      ------------   ------------   -----------   -----------   -----------
Calculation excluding interest on deposits:
  Earnings:
    Income before income taxes and change in
    accounting principle and equity in earnings of
    of Bank One, Texas, NA (1)                        $  1,770,712   $  1,341,249   $   928,947   $   727,310   $   403,117
    Fixed charges                                          348,327        321,402       419,274       467,263       472,604
    Less:  Capitalized interest                               (652)        (1,199)       (1,732)       (2,181)       (2,338)
                                                      ------------   ------------   -----------   -----------   -----------
                                                      $  2,118,387   $  1,661,452   $ 1,346,489   $ 1,192,392   $   873,383
                                                      ------------   ------------   -----------   -----------   -----------
  Fixed charges:
    Interest expense, including interest factor
      of capitalized leases and amortization of
      deferred debt expense                           $    298,857   $    278,615   $   379,708   $   433,953   $   444,448
    Portion of rental payments under operating
      leases deemed to be interest                          49,470         42,787        39,566        33,310        28,156
                                                      ------------   ------------   -----------   -----------   -----------
    Fixed charges                                     $    348,327   $    321,402   $   419,274   $   467,263   $   472,604
                                                      ------------   ------------   -----------   -----------   -----------

Ratio of earnings to fixed charges excluding
    interest on deposits                                      6.08 x         5.17 x        3.21 x        2.55 x        1.85 x

Calculation including interest on deposits:
  Earnings:
    Income before income taxes and change in
    accounting principle and equity in earnings of
    of Bank One, Texas, NA (1)                        $  1,770,712   $  1,341,249   $   928,947   $   727,310   $   403,117
    Fixed charges                                        1,826,018      2,318,274     2,955,918     3,115,412     2,894,930
    Less:  Capitalized interest                               (652)        (1,199)       (1,732)       (2,181)       (2,338)
                                                      ------------   ------------   -----------   -----------   -----------
                                                      $  3,596,078   $  3,658,324   $ 3,883,133   $ 3,840,541   $ 3,295,709
                                                      ------------   ------------   -----------   -----------   -----------

Fixed charges:
  As detailed above                                   $    348,327   $    321,402   $   419,274   $   467,263   $   472,604
  Interest on deposits                                   1,477,691      1,996,872     2,536,644     2,648,149     2,422,326
                                                      ------------   ------------   -----------   -----------   -----------
  Fixed charges                                       $  1,826,018   $  2,318,274   $ 2,955,918   $ 3,115,412   $ 2,894,930
                                                      ------------   ------------   -----------   -----------   -----------

Ratio of earnings to fixed charges including
  interest on deposits                                        1.97 x         1.58 x        1.31 x        1.23 x        1.14 x

(1) Results of Bank One, Texas, NA are consolidated beginning October 1, 1991
(2) All prior period amounts have been restated for the pooling of interests of Liberty National Bancorp, Inc.
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